UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    Completion of Acquisition or Disposition of Assets

On June 29, 2011, Casablanca Mining Ltd. (the “Company”) completed its previously announced acquisition of a 70% ownership interest in each of the mining properties “Teresita uno de veinte” (or Teresita 1-20) and “Los Pinos uno de treinta” (or Los Pinos 1-30) pursuant to the Promise of Purchase Agreement (the “Purchase Agreement”), dated May 6, 2011, with Benito Alfonso Ferrer Henriquez.  Teresita 1-20 and Los Pinos 1-30 are a hard rock gold mine in Rancagua, Chile. The Purchase Agreement is described in greater detail in the Company’s Current Report on Form 8-K filed on June 10, 2011.

The purchase price of $1,200,000 is payable in installments, with $200,000 paid at closing, $100,000 payable on each of the six month, twelve month and eighteen month anniversaries of the Purchase Agreement, $200,000 payable on each of the twenty four and thirty month anniversaries of the Purchase Agreement, and $300,000 payable on the thirty six month anniversary of the Purchase Agreement.  Mr. Ferrer will own a 30% ownership interest in the mining properties, but will not be obliged to make any payments or contribution for the maintenance, exploration or exploitation of the property.

Other than the foregoing, there are no material relationships between Mr. Ferrer and the Company or any of the Company’s affiliates, or any of the Company’s directors or officers or any associate of any of the Company’s directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2011	CASABLANCA MINING LTD. By: /s/ Trisha Malone Trisha Malone Chief Financial Officer